EXECUTION VERSION

Exhibit 10.8

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS

COUNTY OF BRAZORIA

This ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”) is dated the 18th day of September, 2007, but effective as of the 1st day of July, 2007, at 7:00 a.m., local time where the Properties (as such term is defined below) are located (the “Effective Time”), is from PRIME NATURAL RESOURCES, INC., a Texas corporation, whose address is 2500 City West Boulevard, Suite 1750 Houston, Texas 77042 (“Seller”) to ICF ENERGY CORPORATION, a Texas corporation, whose address is 1400 Woodloch Forest Drive, Suite 530, The Woodlands, Texas 77380 (“Purchaser”).

FOR Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED and hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, SETS OVER and DELIVERS unto Purchaser, effective as of the Effective Time, the following (collectively, the “Properties,” and individually, a “Property”):

All of Seller’s right, title and interest in and to the oil and gas leases and minerals described or referred to in Exhibit A-1 attached hereto and made a part hereof, and all other lands described or referred to in Exhibit A-1, it being the intent of Seller to convey, and Seller does hereby convey to Purchaser, all right, title and interest in any wells and plants located on such leases and lands, including, without limitation, the wells described or referred to in Exhibit A-2 attached hereto, and it also being the intent of Seller to convey, and Seller does hereby convey to Purchaser all of Seller’s right, title and interest in, to and under such leases, even though such interests, the lands covered thereby, or the leases themselves be incorrectly or qualitatively or quantitatively deficient and/or insufficiently described in, or a description of any such interest, leases or lands be omitted from Exhibit A-1, together with:

(a) all of Seller’s right, title and interest in equipment, personal property and fixtures in, on and under the property described in Exhibits A-1 and A-2, including gas processing plants and gas gathering systems which are used with oil and/or gas operations thereon or thereunder, held for use in connection therewith or servicing the same, including, without limitation, the wells, injection wells, salt water disposal facilities, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, flow lines, gas lines, water lines, vessels, tanks, boilers, equipment, separators, buildings, compressors, pipelines, power lines, machinery and other facilities;

(b) all of Seller’s right, title and interest in, to and under or derived from unitization, pooling and operating agreements and the units created thereby (including any and all units formed under orders, regulations, rules or other official acts of the Governmental Authority having jurisdiction), whether recorded or unrecorded, insofar as the same cover or relate to the leases and lands described in Exhibit A-1;

(c) all of Seller’s right, title and interest, including future income, in, to and under or received from any production payments sales, purchase and processing contracts and agreements, including the gas processing rights and agreements associated with any gas processing plants, insofar as the same relate to any and all wells described in Exhibit A-2, including, without limitation, all permits, franchises, licenses, surface leases, servitudes, easements and rights-of-way relating to such wells or gas plants;

(d) all of Seller’s right, title and interest in and to any rights which Seller may have under indemnifications, warranties, and covenants under prior conveyances affecting the interests sold, conveyed, transferred and assigned herein;

(e) all of Seller’s right, title and interest in and to all petroleum and hydrocarbons stored upon or produced from the leases, lands, and wells described in Exhibits A-1 and A-2 or from any property pooled or unitized therewith which are attributable to the leases, lands, and wells described in Exhibits A-1 and A-2, pursuant to contract or otherwise;

(f) all of Seller’s right, title and interest in and to all contracts and contractual rights relating to the leases, lands, and wells described in Exhibits A-1 and A-2 and to the foregoing property to the extent valid and subsisting;

(g) to the extent not prohibited by third party contracts, all of the files, records and data relating to the leases, lands, and wells described in Exhibits A-1 and A-2 and to the items described in subsections (a) through (f) above (the “Records”), including, without limitation, title records (including abstracts of title and title curative documents); contracts; correspondence; microfiche lists; computer output; geological, geophysical and seismic records, plats, surveys, maps, cross-sections, data, and interpretive reports; engineering reports, whether produced by Seller’s personnel or outside consultants; and production records, electric logs, cuttings, cores, core data, pressure data and decline curves and graphical production curves, well files and all related matters; provided, that Seller has rights to make and retain copies of such Records as Seller may desire prior to the delivery of the Records to Purchaser and access to the Records as Purchaser may have in its possession in the future; and

(h) the benefit of and the right to enforce the covenants and warranties, if any, which Seller is entitled to enforce with respect to the items described in the preceding paragraphs (a) through (g) against Seller’s predecessors in title thereto; and Purchaser and its successors, assigns and legal representatives shall be substituted and fully subrogated, to the extent assignable, in and to all covenants and warranties, if any, by Seller’s predecessors in title, with full subrogation of all rights accruing under the statutes of limitation or prescription.

Excluded Properties. The Properties do not include, and there is hereby expressly excepted and reserved to Seller (collectively the “Excluded Properties”): (A) all of Seller’s minute books, financial records, and other business records that relate to Seller’s business generally (excluding the ownership and operation of the Properties); (B) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Properties with respect to any period of time prior to the Effective Time; (C) all claims and causes of action of Seller arising under or with respect to any contracts and agreements that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (D) all rights and interests of Seller under any policy or agreement of insurance or indemnity, under any bond or to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property prior to the Effective Time; (E) all oil, gas and other hydrocarbons produced and sold from the Properties with respect to all periods prior to the Effective Time; (F) all claims of Seller for refunds of or loss carry forwards with respect to production or any other taxes attributable to any period prior to the Effective Time, income or franchise taxes or any taxes attributable to the Excluded Properties; (G) all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (H) all documents and instruments of Seller that may be protected by an attorney-client privilege; (I) all audit rights arising under any of the contracts and agreements or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Properties; (J) documents prepared or received by Seller with respect to lists of prospective purchasers for such transactions compiled by Seller, correspondence between or among Seller, its representatives, and any prospective purchaser other than Purchaser and correspondence between Seller or any of its respective representatives with respect to any of such prospective purchaser other than Purchaser, the prospective purchasers, or the transactions contemplated in that certain PURCHASE AND SALE AGREEMENT (a copy of which may be obtained from Purchaser at the above referenced address) dated the 31st day of August, 2007 by and between Seller and Purchaser (the “Purchase Agreement”); (K) all of Seller’s employee benefit plans, including all rights, obligations and assets related thereto; and (L) all of Seller’s rights and obligations under accounting and human resources outsource contracts.

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Purchaser shall not be responsible for, and Seller expressly retains, all liabilities related to the Excluded Properties, whether such liabilities arise before or after the Effective Time. It is understood that certain of the Excluded Properties may not be embraced by the term “Properties”. The fact that certain properties, rights and interests have been expressly excluded is not intended to suggest that had they not been excluded they would have constituted Properties and shall not be used to interpret the meaning of any word or phrase used in describing the Properties.

TO HAVE AND TO HOLD the Properties unto Purchaser and its successors and assigns forever, and, and this Assignment is made with full rights of substitution and subrogation of Purchaser in and to all indemnifications, covenants, and warranties by others heretofore given or made with respect to the Properties, subject to the following terms and conditions:

1. Special Warranty of Title. Except with respect to matters to which this Assignment is made subject, Seller does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND the interests in and to the Properties as set forth on Exhibits A-1 and A-2 against every person whomsoever lawfully claiming the same or any part thereof by, through, or under Seller, but not otherwise, and does otherwise bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular title to the Properties unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming the same or any part thereof by, through or under Seller, but not otherwise, as follows:

(i) Seller is entitled to receive (free and clear of all royalties, overriding royalties, non-participating royalties, net profits interests, production payments, or other burdens on or measured by production of hydrocarbons) not less than the interest shown in Exhibit A-2 (the decimal interest shown in the column in such Exhibit with the caption, “NRI”) of all hydrocarbons produced, saved, and marketed from the applicable Property and of all hydrocarbons produced, saved and marketed from any unit of which the Property is a part and allocated to such Property, all without reduction, suspension, or termination of the interests in the relevant Property or Seller’s right to gross or net proceeds from the relevant Property throughout the duration of such Property, except as stated in Exhibit A-2;

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(ii) Seller is obligated to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the applicable Property and wells associated with the Property not greater than the working or expense-bearing interest shown in Exhibit A-2 (the decimal interest shown in the column in such Exhibit with the caption, “WI”) without increase of the working interest in the relevant Property throughout the duration of such Property, except as stated in Exhibit A-2; and

(iii) the Properties are free and clear (except for Permitted Encumbrances, as such term is defined in the Purchase Agreement) of liens, encumbrances, obligations, or defects which arise as a result of actions taken (or effective) or omitted at or prior to the Effective Time, and (A) are otherwise subject only to contractually binding arrangements which are conventional, which are customarily experienced in the oil and gas industry, and (B) are not subject to any matters which will result in a breach of any representation or warranty of Seller made in this Assignment or to be contained in any documents to be delivered by Seller and connected with this Assignment.

2. DISCLAIMER. THE SPECIAL WARRANTY OF SELLER CONTAINED IN SECTION 1 ABOVE IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND, WITHOUT LIMITATION ON THE SPECIAL WARRANTY CONTAINED IN SECTION 1 ABOVE, SELLER EXPRESSLY DISCLAIMS, AND PURCHASER HEREBY EXPRESSLY WAIVES ANY RIGHT OR CAUSE OF ACTION ARISING FROM OR RELATING TO, ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, EXCEPT FOR THE SPECIAL WARRANTY CONTAINED IN SECTION 1 ABOVE, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT FOR ITS FITNESS FOR ANY PURPOSE. SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, PURCHASER HAS INSPECTED, OR WAIVED ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE MATERIAL FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS (COLLECTIVELY, “HAZARDOUS WASTES”). PURCHASER IS RELYING UPON ITS OWN INSPECTION OF THE PROPERTIES, AND PURCHASER, SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, HEREBY ACCEPTS ALL OF THE SAME IN THEIR “AS IS, WHERE IS” CONDITION. SELLER DISCLAIMS ALL LIABILITY ARISING IN CONNECTION WITH THE PRESENCE OF ANY HAZARDOUS WASTES ON THE PROPERTIES. IN ADDITION, SELLER AND ITS REPRESENTATIVES MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED PURCHASER IN CONNECTION WITH THE PROPERTIES OR AS TO THE QUALITY OR QUANTITY OF OIL, GAS AND OTHER HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OF THE PROPERTIES TO PRODUCE OIL, GAS AND OTHER HYDROCARBONS. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER AND ITS REPRESENTATIVES WAS PROVIDED TO PURCHASER AS A CONVENIENCE AND ANY RELIANCE ON OR USE OF THE SAME HAS BEEN AND SHALL BE AT PURCHASER’S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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3. Agreements. This Assignment is made subject to and shall be burdened by the terms, covenants and conditions contained in any contracts, agreements and instruments affecting the Properties; and at and after the Effective Time, with respect to the contracts, agreements, and instruments that are described on Exhibit A-3 attached hereto, Purchaser agrees to be bound by, assume the obligations and rights arising under, and, from and after the Effective Time, perform all of the terms, covenants and conditions contained therein to which Seller is presently a party.

4. Compliance With Laws: This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations which are promulgated, issued or enacted by a governmental entity having appropriate jurisdiction, and Purchaser shall comply with the same from and after the date of this Assignment.

5. Successors and Assigns. The terms, covenants and conditions contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

6. Covenants Running with the Land. The terms, covenants and conditions hereof shall be covenants running with the land and with each subsequent sale, conveyance, transfer or assignment of the Properties, or any part thereof.

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7. Purchase Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Purchase Agreement. Seller and Purchaser acknowledge and agree that in the event of any conflict or inconsistency between the terms and provisions of the Purchase Agreement and the terms and provisions of this Assignment, the terms and provisions of the Purchase Agreement shall control.

8. Further Assurances. Seller and Purchaser agree to deliver or cause to be delivered to each other any additional instrument that the other party may reasonably request for the purpose of carrying out the intent of this Assignment. Seller shall execute, acknowledge and deliver all such further conveyances, transfer orders, division orders, notices, assumptions, releases and acquittances, and such other instruments, and shall take such further actions as may be necessary or appropriate to assure fully to Purchaser, its successors, assigns, and legal representatives, the conveyance of all of the Properties intended to be conveyed to Purchaser by the parties hereto.

9. No Rights Created in Third Parties. The references herein to liens, encumbrances, burdens, defects and other matters are for the purpose of defining the nature and extent of Seller’s warranty and shall not be deemed to ratify or create any rights in third parties. Except as otherwise provided herein, the terms and conditions of this Assignment shall inure to the benefit of, and be binding upon, the respective successors, assigns, and legal representatives of the parties hereto. Neither this Assignment nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

10. Counterparts; Exhibits. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All Exhibits attached hereto are an integral part of this Assignment and are hereby made a part of this Assignment and incorporated herein by this reference. Any reference to this Assignment includes such Exhibits.

11. Recording. Purchaser shall, at its own expense, record or cause to be recorded this Assignment in the county or counties in which the Properties are located.

12. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICT OF LAW RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF SOME OTHER JURISDICTION, WHEREIN ANY OF THE PROPERTIES ARE LOCATED, SHALL APPLY.

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IN WITNESS WHEREOF, this Assignment is executed on the day and year first referenced above, but effective as of the Effective Time.

SELLER: PRIME NATURAL RESOURCES, INC.

By:	/s/ John R. Hager
Printed Name: John R. Hager Title: Chief Financial Officer

PURCHASER: ICF ENERGY CORPORATION

By:	/s/ John I. Folnovic
John I. Folnovic, President and CEO

STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, on this 30th day of August, 2007, appeared John R. Hager, to me personally known, who, being by me duly sworn did say that he is the Chief Financial Officer of PRIME NATURAL RESOURCES, INC., a Texas corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and such person acknowledged said instrument to be the free act and deed of said corporation.

Given under my hand and seal of office the day and year last above written.
/s/ Sue A. Alford
Notary Public for the State of Texas Printed Name: Sue A. Alford My commission expires: 5-24-10

Signature Page

STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, on this 3st day of August, 2007, appeared John I. Folnovic, to me personally known, who, being by me duly sworn did say that he is the President and CEO of ICF ENERGY CORPORATION, a Texas corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and such person acknowledged said instrument to be the free act and deed of said corporation.

Given under my hand and seal of office the day and year last above written.
/s/ Theresa M. Thornton
Notary Public for the State of Texas Printed Name: Theresa M. Thornton My commission expires: 5/28/08

Signature Page

Exhibit A-1

Leasehold Interests

Oil and Gas Leases and Minerals (all recording references are to the Official Records of Brazoria County, Texas)

Lessor	Lessee	Lease Date	Recording Information
Eugenia T. Whitlock Trust	Roger A Soape Inc	03/20/00	00 018426
Cornelia H. Decker , et al	Roger A Soape Inc	03/20/00	00 021735
Sylvia A. Woodruff	Roger A Soape Inc	03/02/00	00 013450
Billie Glenn Cornman	Roger A Soape Inc	03/02/00	00 015575
Vera Carmel Brown	Roger A Soape Inc	03/02/00	00 015576
Ernest E. Freeman, et ux	Roger A Soape Inc	03/02/00	00 015577
J. H. Rayburn Jr, et al	Roger A Soape Inc	02/17/00	00 013453
Mary L. Chase	Roger A Soape Inc	02/24/00	00 024490
J. H. Rayburn, Jr.	Roger A Soape Inc	02/17/00	00 018427
Jack S. Josey	Roger A Soape Inc	07/25/00	00 044259
J. Shelby Bryan	Roger A Soape Inc	07/28/00	00 044258
Josephine S Masterson	Roger A Soape Inc	09/18/00	01 036412
Kay C. Foster	Roger A Soape Inc	02/05/00	00 013451
Marjorie Persson, et al	Roger A Soape Inc	02/06/00	00 013452
Michael M. Martin	Roger A Soape Inc	03/17/00	00 018428
William Polk Martin	Roger A Soape Inc	03/17/00	00 018429
Thomas Masterson, III, et al	Roger A Soape Inc	07/17/00	00 033346
Peter M. Turnbull	Roger A Soape Inc	07/11/00	00 039724
Gloria C. Wilburn	Roger A Soape Inc	08/10/00	00 039725
Lynne Fisher Echegaray	Roger A Soape Inc	08/15/00	00 044257
Betsy Schwarz Vaughan, et al	Roger A Soape Inc	08/26/00	00 046881
Compass Bank Trustee	Prime Natural Resources Inc	12/20/00	01 037779
Mary Nell Enlow Boyd	Roger A Soape Inc	03/01/03	03 017685
Robert M. Davant Jr., et al	Roger A Soape Inc	06/23/00	00 033342
Elizabeth L. Howe	Roger A Soape Inc	07/01/00	00 033343
Amelia Ann Sundberg	Roger A Soape Inc	07/01/00	00 033344
Valerie L. Hundley	Roger A Soape Inc	07/01/00	00 033345
Mary L. Crecy	Prime Natural Resources Inc	02/01/02	02 025904
James T. Little	Prime Natural Resources Inc	02/03/02	02 025905
Mary Lou Eckerdt	Prime Natural Resources Inc	02/02/02	02 025906
Betty Lou Patterson	Prime Natural Resources Inc	02/04/02	02 025907
John W. Berry Jr	Prime Natural Resources Inc	02/04/02	02 025908
Robert Little	Prime Natural Resources Inc	02/04/02	02 025909
Lewis B. Demille	Prime Natural Resources Inc	02/04/02	02 025910
Norma Lathrop	Prime Natural Resources Inc	02/04/02	02 019489
James F. Lathrop, Jr.	Prime Natural Resources Inc	02/04/02	02 019490

Exhibit A-1-1

Holy Comforter Episcopal	Prime Natural Resources Inc	02/05/02	02 019492
Anne H Mealey	Prime Natural Resources Inc	02/04/02	02 019493
Louise A. Miller	Prime Natural Resources Inc	02/04/02	02 019494
George Loe	Prime Natural Resources Inc	02/04/02	02 029006
Laura Ruth Haynie	Prime Natural Resources Inc	02/04/02	02 033083
Paris Eugene Smith	Prime Natural Resources Inc	06/03/02	02 033084
Sarah Janin Wilson Zerr	Prime Natural Resources Inc	06/03/02	02 039347
K. Wortham Smith	Prime Natural Resources Inc	06/03/02	02 043286
Floyd Fiser, Jr.	Prime Natural Resources Inc	10/23/02	03 003092
Corinne Laurie Brierley	Prime Natural Resources Inc	10/23/02	03 003091
Fern Fletcher	Prime Natural Resources Inc	02/21/03	03 022644
Shirley W. Fiser, et al	Prime Natural Resources Inc	10/23/02	03 026623
Herman Bell, et ux	Prime Natural Resources Inc	03/07/02	02 019491
Jimmy Phillips, Jr.	Prime Natural Resources Inc	03/04/02	02 019495
Michael Phillips	Prime Natural Resources Inc	03/04/02	02 019496
Arthur Ray Clark, Sr., et ux	Prime Natural Resources Inc	03/09/02	02 029005
Peggy Gupton Boone	Prime Natural Resources Inc	03/21/02	02-029001
Dolores Gupton Rader	Prime Natural Resources Inc	03/21/02	02-029002
Kirby W. Gupton	Prime Natural Resources Inc	03/06/02	02 029003
Denise Gupton Ingram	Prime Natural Resources Inc	03/18/02	02 029004
Earnestine Grise Randon	Prime Natural Resources Inc	03/09/02	02-029000
Devon Energy Production Co.	Prime Natural Resources Inc	04/29/02	02 049386
Anthony Alexander, Sr.	Prime Natural Resources Inc	04/24/02	02 031957
Josephine Masterson	Prime Natural Resources Inc	04/23/02	02 039348
Jack S. Josey	Prime Natural Resources Inc	05/03/02	02 039349
J. Shelby Bryan	Prime Natural Resources Inc	06/14/02	02 055294
Eugenia T. Whitlock Trust	Prime Natural Resources Inc	04/22/02	03 010299
Ethel F. Graham, Indep. Exec.	Prime Natural Resources Inc	11/15/03	03 078513
Devon Energy Production Co.	Prime Natural Resources Inc	04/02/03	03 023650
Fee Mineral Tract
All of Prime Natural Resources, Inc. interest in 316.85 acres, more or less out of the S. F. Austin League No. 48. being the same lands conveyed to Prime Natural Resources, Inc. by Mineral and Royalty Deed from Roger A. Soape, Inc. dated July 18, 2003, recorded as Document No. 03 046145 of the Official Records of Brazoria County, Texas.

Units

O’Leary Unit No. 1
662 acres of land, more or less, out of the Stephen F. Austin League No. 48, A-26 and the George Harrison Survey, A-73, Brazoria County, Texas, described in that certain Designation of Unit (O’Leary Gas Unit) filed June 13, 2003, recorded under Clerk’s File No. 03-035767, as amended by documents recorded under Clerk’s File Nos. 03-046147 and 2004020014 of the Official Records of Brazoria County, Texas.

Devon Fee Gas Unit
401.85 acres, more or less, out of the Stephen F. Austin League No. 48, A-26, Brazoria County, Texas, being the Devon Fee Gas Unit as described in that certain designation of Unit dated April 28, 2004, recorded at Entry 2004024815, in the Official Records of Brazoria County, Texas.

Exhibit A-1-2

Exhibit A-2

Wells

Well	API Well No.	Working Interest	Net Revenue Interest
O’Leary Unit No. 1	42-039-32803	40.6700%	29.0120%

Devon Fee No. 1	42-039-32823	75.0000%	60.4500%*
			Includes fee minerals

Exhibit A-2-1

Exhibit A-3

Contracts

DEVON FEE NO. 1

1.	Gas Transportation Agreement dated August 1, 2007, between Sweeny Gathering, L.P.. and Prime Natural Resources, Inc.

2.	Participation Agreement dated October 1, 2003 between Burk Davis Gulf Coast and Prime Natural Resources, Inc.

3.	Joint Operating Agreement dated October 1, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

4.	Crude Oil Sales Contract dated May 24, 2004 between Cokinos Oil Company and Prime Natural Resources, Inc.

5.	Gas Sales Contract dated May 24, 2004 between Prime Natural Resources, Inc. and Cokinos Oil Company

O’LEARY GAS UNIT

1.	Crude Oil Sales Contract dated June 25, 2007 between Cokinos Oil Company and Prime Natural Resources, Inc.

2.	Joint Operating Agreement dated February 14, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

3.	Letter Agreement dated May 2, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

4.	Letter Agreement dated March 13, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

5.	Letter of Intent dated February 10, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

6.	Sales Letter dated May 1, 2003 between Hilcorp and Prime Natural Resources, Inc.

PROSPECTS

7.	Letter Agreement dated May 1, 2003 between Hilcorp and Prime Natural Resources, Inc.

Exhibit A-3-1

EXPLORATION OPPORTUNITIES IN THE OLD OCEAN FIELD

The following interests are described by and reserved in that certain Assignment, Conveyance and Bill of Sale, dated effective March 1, 2003 between Prime Natural Resources, Inc., as Assignor, and Hilcorp Energy I, L. P., as Assignee, filed for record and recorded May 13, 2003 in the Official Records of Brazoria County, Texas and filed for record on June 12, 2003 in the Official Records of Matagorda County, Texas,

South Sweeny Prospect
The interests described in Exhibit A-4 of the above described Assignment. This interest is limited to the depths below the F-21 Sand and Prime Natural Resources, Inc. is obligated to P & A the Old Ocean Unit 238 well.

Old Ocean Unit 240 Prospect Offset	The interests described in Exhibit A-6 of the above described Assignment

Old Ocean Unit 235 Prospect (F-24 Sand)	The interests described in Exhibit A-7-I of the above described Assignment

Exhibit A-3-2